Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director or an officer, or both, of Lexmark International, Inc., a Delaware corporation (“Lexmark”), does hereby make, constitute and appoint Paul J. Curlander, John W. Gamble, Jr. and Robert J. Patton, the address of each of which is in care of Lexmark, One Lexmark Centre Drive, Lexington, Kentucky 40550, and each of them, the true and lawful attorney for the undersigned, with full power of substitution and revocation to each for the undersigned, and in the name, place and stead of the undersigned, to sign in any and all capacities and to file or cause to be filed, an annual report on Form 10-K with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Form 10-K, hereby giving to each of such attorneys full power to do everything whatsoever required or necessary to be accomplished in and about the premises as fully as the undersigned could do if personally present, hereby ratifying and confirming all that such attorneys or substitutes or any of them shall lawfully do or cause to be done by virtue thereof.
     IN WITNESS WHEREOF, the undersigned has set his hand this 6th day of February, 2009.

/s/ Teresa Beck	/s/ W. R. Fields
Teresa Beck	William R. Fields

/s/ Ralph E. Gomory	/s/ Stephen R. Hardis

Ralph E. Gomory	Stephen R. Hardis

/s/ James F. Hardymon	/s/ Robert Holland, Jr.

James F. Hardymon	Robert Holland, Jr.

/s/ Marvin L. Mann	/s/ Michael J. Maples

Marvin L. Mann	Michael J. Maples

/s/ JP Montupet	/s/ Kathi P. Seifert

Jean-Paul L. Montupet	Kathi P. Seifert